Exhibit 99.2

NEWS RELEASE	C2011-17

DST Systems, Inc. 333 West 11th Street Kansas City, MO 64105-1594 NYSE Symbol: DST

DST Contacts:

Kenneth V. Hager (816) 435-8603

Vice President and Chief Financial Officer

Media:

Matthew Sherman / Nicholas Lamplough

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

Investors:

Art Crozier / Jennifer Shotwell / Larry Miller

Innisfree M&A Incorporated

(212) 750-5833

FOR IMMEDIATE RELEASE – November 2, 2011

DST SYSTEMS BOARD OF DIRECTORS UNANIMOUSLY REAFFIRMS COMMITMENT TO BUSINESS PLAN AND STRATEGY

Board Authorizes Additional 2 Million Share Repurchase Program

KANSAS CITY, MO (November 2, 2011) — DST Systems, Inc. (NYSE: DST) today announced that following a comprehensive review of the Company’s business plan, assets and investment portfolio, its Board of Directors has unanimously determined that continuing to execute on the Company’s business plan and strategy is in the best interests of DST and its shareholders.

DST’s growth strategy is to leverage its technology-differentiated solutions to support its customers’ information management, business process and customer relationship needs.  The Board is confident that the Company’s focus on five key industry verticals of asset management, brokerage, retirement, insurance and healthcare, as well as the development and delivery of customer communications through both print and electronic media will enhance shareholder value.  The Company is committed to driving future growth by continuing to increase scale, efficiencies and competitiveness, as well as expanding its product and service offerings.

DST will continue to explore synergistic acquisitions, strategic partnerships and additional investments in areas that enhance the Company’s existing technology offerings and create new solutions that meet customers’ needs.  Most recently, the Company completed its $250 million acquisition of ALPS Holdings, Inc., which broadens the range of products and services DST offers to the investment management and brokerage industries, including a suite of asset-servicing and asset-gathering solutions.  The acquisition of ALPS will be accretive to DST’s reported and cash earnings per share in 2012.

Through its ongoing review, DST’s Board identified strategic opportunities to further strengthen its business, adjust its capital structure and create value for shareholders.  These opportunities include, among others:

•                  Monetizing certain of the Company’s non-operating assets and investments, subject to market timing, pricing and tax efficiency considerations;

•                  Enhancing the outlook and performance of certain business units through additional investments and strategic partnerships;

•                  Returning capital to shareholders through additional share repurchases where excess cash from operations and monetization proceeds are not needed to pay down debt or other obligations or to generate greater returns by growing the Company’s business organically or through acquisitions or strategic partnerships; and

•                  Improving the transparency and frequency of communications with the Company’s shareholders and analysts, including providing additional information regarding the Company’s unconsolidated affiliates and passive investments, such as its real estate assets.

DST has a long and successful history of returning capital to shareholders through significant share repurchases and a semi-annual cash dividend, which was instituted in 2010.  Since January 1, 2005, DST has repurchased approximately 46.2 million shares, representing approximately 51.1% of the total shares outstanding, for total consideration of approximately $2.7 billion.  During the third quarter of 2011 and through October 31, 2011, the Company repurchased 2.5 million shares for an aggregate consideration of $112.9 million.

Continuing this strategy, DST’s Board has authorized an additional share repurchase program of 2 million shares of its common stock.  The new share repurchase program will become effective on January 1, 2012 and expire on December 31, 2013.  Stock repurchases may be made from time-to-time pursuant to this program, in the open market or through privately negotiated transactions or other means, at management’s discretion, depending on market conditions and other factors, in accordance with Securities and Exchange Commission requirements.

BofA Merrill Lynch and Skadden, Arps, Slate, Meagher & Flom LLP are serving as independent financial and legal advisors, respectively, to DST’s Board of Directors.  Stinson Morrison Hecker LLP is acting as legal advisor to the Company.

The Company will discuss this announcement further on its third quarter 2011 financial results conference call to be held today at 7:30 A.M. Central Time. As previously announced, the dial-in number for domestic callers is (888) 802-8577 and for international callers is (404) 665-9928. Callers should reference the access code of 19375257 or DST’s Third Quarter Earnings Release.  Interested parties may also listen to the conference call via a live webcast from the DST Systems, Inc. website (www.dstsystems.com).

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Safe Harbor Statement

Certain material presented in the press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, but are not limited to, (i) all statements, other than statements of historical fact, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future or that depend on future events, or (ii) statements about our future business plans and strategy and other statements that describe the Company’s outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance.  Whenever used, words such as “may,” “will,” “would,” “should,” “potential,” “strategy,” “anticipates,” “estimates,” “expects,” “project,” “predict,” “intends,” “plans,” “believes,” “targets” and other terms of similar meaning are intended to identify such forward-looking statements.  Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements.  Factors that could cause results to differ materially from those anticipated include, but are not limited to, the risk factors and cautionary statements included in the Company’s periodic and current reports (Forms 10-K, 10-Q and 8-K) filed from time to time with the Securities and Exchange Commission.  All such factors should be considered in evaluating any forward-looking statements.  The Company undertakes no obligation to update any forward-looking statements in this press release to reflect new information, future events or otherwise.